Exhibit 99.1

AGREEMENT AND GENERAL RELEASE

This Agreement and General Release (“Agreement”) is made and entered into by and between Smith Micro Software, Inc. (“Employer”) on the one hand, and Von Cameron, his heirs, executors, administrators, successors and assigns (collectively, “Employee”) on the other. Employer and Employee agree that:

1.       Last Day of Employment. Employee resigned his employment with Employer effective June 14, 2013.

2.       Consideration. In consideration for signing this Agreement and compliance with the promises made herein, Employer agrees to pay Employee a lump sum amount of $83,333, less lawful deductions, fourteen (14) calendar days after the Employer’s receipt of an original of this Agreement signed by Employee, provided Employee does not revoke this Agreement as provided in section 4 below. In addition, Employer will pay the amount of Q2 and Q3 bonuses along with 31 days pro-rated portion of Q4 bonus, as calculated based on the Company’s operating results, in the ordinary course of business, anticipated to be early August, early November, 2013 and early February 2014 and subject to section 4 below.

Employer also agrees that, if Employee properly and timely elects to continue medical and dental coverage under the Cigna plan in accordance with the continuation requirements of COBRA, Employer shall reimburse the cost of the premium for such coverage for up to four (4) months beginning July 1, 2013 and ending on October 31, 2013. Thereafter, Employee shall be entitled to elect to continue such COBRA coverage for the remainder of the COBRA period, at Employee’s own expense, subject to the provisions of the American Recovery and Reinvestment Act of 2009.

3.       No Consideration Absent Execution of this Agreement. Employee understands and agrees that he would not receive the amount specified in section 2 above, except for his execution of this Agreement and the fulfillment of the promises contained in this Agreement.

4.       Revocation. Employee has twenty-one (21) calendar days to consider and execute this Agreement. Employee may revoke this Agreement for a period of seven (7) calendar days following the day Employee signs this Agreement. Any revocation within this period must be submitted in writing and state: “I hereby revoke my acceptance of our Agreement and General Release.” The revocation must be personally delivered to Diane Gulling, Corporate Controller at Smith Micro Software, Inc., 51 Columbia Aliso, Viejo, California 92656, or mailed Diane Gulling at the same address and postmarked within seven (7) calendar days after Employee signs this Agreement. This Agreement will not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday or legal holiday in the state in which Employee was employed at the time of his last day of employment, then the revocation period will not expire until the next following day which is not a Saturday, Sunday or legal holiday.

5.       General Release of Claims. Employee knowingly and voluntarily releases and forever discharges Employer, its parent corporation, affiliates, subsidiaries, divisions,

predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof both individually and in their business capacities (collectively, “Releasees”) of and from any and all claims, known and unknown, asserted or unasserted, which Employee has or may have against Releasees as of the date of execution of this Agreement, including, but not limited to, any alleged violation of:

•	Title VII of the Civil Rights Act of 1964, as amended;
•	The Civil Rights Act of 1991;
•	The Family and Medical Leave Act;
•	Sections 1981 through 1988 of Title 42 of the United States Code, as amended;
•	The Employee Retirement Income Security Act of 1974, as amended (except for any vested benefits under any tax qualified benefit plan;
•	The Immigration Reform and Control Act, as amended;
•	The Americans with Disabilities Act of 1990, as amended;
•	The Age Discrimination in Employment Act of 1967, as amended;
•	The Older Workers Benefit Protection Act;
•	The Worker Adjustment and Retraining Notification Act, as amended;
•	The Fair Credit Reporting Act;
•	The Occupational Safety and Health Act, as amended;
•	The California Fair Employment and Housing Act, as amended;
•	The California Labor Code, except as otherwise prohibited by law;
•	The Equal Pay Act;
•	California Equal Pay Law, as amended;
•	Any other federal, state or local law, rule, regulation or ordinance;
•	Any public policy, contract, tort or common law claim; and/or
•	Any basis for recovering costs, fees, penalties or other expenses including attorneys’ fees incurred in these matters.

Notwithstanding any of the foregoing, this Agreement does not extend to rights which as a matter of law cannot be waived or released. Employer knowingly and voluntarily releases and forever discharges Employee from any and all claims, known and unknown, asserted or unasserted, which Employer has or may have against Employee as of the date of execution of this Agreement.

6.           Waiver of Claims. Employee and Employer understand and agree that this Agreement extends to all claims, of every nature and kind whatsoever, known or unknown, suspected or unsuspected, enumerated in this Agreement or otherwise. Employee and Employer understand and agree that he or it may hereafter discover facts different from or in addition to those he or it now knows or believes to be true in respect to the claims, demands, damages, liabilities, actions or causes of action herein released, and Employee and Employer agree that this Agreement is and will remain in effect in all respects as a complete and general release as to the matters to be released, notwithstanding any such different and additional facts.

7.           Waiver of Civil Code Section 1542. Employee hereby waives the provisions of section 1542 of the California Civil Code, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

8.      Restricted Shares Vesting. A total of 23,980 restricted shares will be accelerated to the termination date. Accelerated shares will be processed in the same amount and manner set forth in the Restricted Stock Award Agreement entered into between Employer and Employee. These shares will also be eligible for a tax gross-up payment or share withholding procedure similar to Employee’s previous stock vesting transactions.

9.      Affirmations. Employee affirms that Employee: (a) has not filed or caused to be filed any claim, complaint or action against Employer in any forum or form; (b) is not a party to any claim, complaint or action against Employer in any forum or form; (c) has been paid all compensation, wages, bonuses, commissions, stock, stock options and/or benefits to which Employee may be entitled, and that no other compensation, wages, bonuses, commissions, stock, stock options and/or benefits are due to him, except as provided in this Agreement; (d) has no known workplace injuries or occupational diseases; (e) has been provided and/or has not been denied any leave requested under the federal Family and Medical Leave Act or any applicable state leave law; and (f) has submitted any business expenses required to be reimbursed through the date of this Agreement (which will be reimbursed in the normal course of business). Employer affirms that Employer: (a) has not filed or caused to be filed any claim, complaint or action against Employee in any forum or form; and (b) is not a party to any claim, complaint or action against Employee in any forum or form.

Employee and Employer acknowledge and affirm that nothing in this Agreement is intended to or will preclude Employee from filing a complaint and/or charge with any federal, state or local government agency, including the Equal Employment Opportunity Commission, the U.S. Department of Labor, the California Department of Fair Employment and Housing or the California Division of Labor Standards Enforcement, or any other local, federal or state agency, and/or cooperating with said agency in any investigation. Employee, however, will not be entitled to receive any relief, recovery or monies in connection with any complaint or charge brought against Employer.

Employee affirms that Employee has returned all of Smith Micro Software, Inc.’s property, documents, and/or any confidential information in Employee’s possession or control. Employee also affirms that Employee is in possession of all of Employee’s personal property that Employee had at Smith Micro Software, Inc.’s premises and that Smith Micro Software, Inc. is not in possession of any of Employee’s personal property.

Employee affirms that as of the date he signs this Agreement, he is not Medicare eligible (i.e., is not 65 years of age or older; is not suffering from end stage renal failure; has not received Social Security Disability Insurance benefits for 24 months or longer, etc.). Nonetheless, if the Centers for Medicare & Medicaid Services (CMS) (this term includes any related agency representing Medicare’s interests) determines that Medicare has an interest in the payment to Employee under this Agreement, Employee agrees to (i) indemnify, defend and hold Employer harmless from any action by CMS relating to medical expenses of Employee, (ii) reasonably cooperate with Employer upon request with respect to any information needed to satisfy the reporting requirements under Section 111 of the Medicare, Medicaid, and SCHIP Extension Act of 2007, if applicable, and any claim that the CMS may make and for which Employee is required to indemnify Employer under this section, and (iii) waive any and all future actions against Employer for any private cause of action for damages pursuant to 42 U.S.C. § 1395y(b)(3)(A).

Employee affirms that he has ongoing reporting requirements to the Securities and Exchange Commission pursuant to Section 16 of the Securities and Exchange Act of 1934. Employee agrees to observe and comply with these reporting requirements after separation.

10.       Confidentiality. Employee agrees not to disclose any information regarding the underlying facts leading up to this Agreement, or the existence or substance of this Agreement, except to Employee’s spouse, tax advisor and/or an attorney with whom Employee chooses to consult regarding this Agreement.

11.       No Disparagement. Employee agrees not to make any disparaging or negative statements about Employer after his employment ends. Employer agrees that it will make a neutral reference when its human resources department is contacted for information about the Employee. This reference will include only the Employee’s dates of employment and position(s).

12.       Governing Law and Interpretation. This Agreement will be governed and conformed in accordance with the laws of the state of California without regard to its conflict of laws provision. In the event the Employee or Employer breaches any provision of this Agreement, Employee and Employer affirm that either may institute an action specifically to enforce any term or terms of this Agreement and/or seek any damages for breach. Should any provision of this Agreement, other than the general release language, be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision will immediately become null and void, leaving the remainder of this Agreement in full force and effect. Nothing in this Agreement is intended to waive or release any claims arising out of a breach of this Agreement, and such claims are expressly omitted from the release in this Agreement.

13.       No Admission of Wrongdoing. Employer and Employee agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission of wrongdoing by Releasees or evidence of any liability or unlawful conduct of any kind.

14.       Amendment. This Agreement may not be modified, altered or changed, except in writing and signed by both parties wherein specific reference is made to this Agreement.

15.       Entire Agreement. This Agreement sets forth the entire agreement between Employer and Employee, and fully supersedes any prior agreements or understandings between them except for as set forth in section 8, and except for the following agreements and obligations entered into between Employer and Employee: (a) Proprietary Information & Inventions Agreement; (b) Restricted Stock Award Agreement as set forth in section 8; and (c) the obligations set forth in the Insider Trading Policy. Employee acknowledges that he has not relied on any representations, promises or agreements of any kind made to him in connection with his decision to accept this Agreement, except for those set forth in this Agreement.

EMPLOYEE IS ADVISED THAT EMPLOYEE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT. EMPLOYEE IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.

EMPLOYEE MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT IN THE MANNER DESCRIBED IN SECTION 4 OF THIS AGREEMENT.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.

The parties knowingly and voluntarily sign this Agreement and General Release as of the date(s) set forth below:

SMITH MICRO SOFTWARE, INC.

By: /s/Diane Gulling
Diane Gulling
Corporate Controller
Date: July 9, 2013

/s/ Von Cameron
Von Cameron
Date: July 9, 2013